Exhibit 23.1


                 Consent of Independent Accountants


The Board of Directors
Aether Systems, Inc.

We consent to the incorporation by reference in this Registration statement on Form S-8 of Aether Systems, Inc. of our reports dated February 9, 2000 relating to the financial statements of Aether Systems, Inc. as of December 31, 1998 and 1999 and for each of the years in the three-year period ended December 31, 1999.


                                  S/ KPMG LLP


McLean, Virginia
December 19, 2000